Exhibit 99.1
Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations -TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S.CELLULAR REPORTS THIRD QUARTER RESULTS

October 16, 2002, Chicago, Illinois - United States Cellular Corporation [AMEX:USM] reported service revenues of $561.2 million for the third quarter of 2002, up 17% from $479.3 million in the comparable period a year ago. Operating cash flow (operating income plus depreciation and amortization expense) decreased 1% to $167.6 million from $170 million in the third quarter of 2001. Basic earnings per share determined under Generally Accepted Accounting Principles (GAAP) were $.14 compared to $.61 in the third quarter a year ago. Basic earnings per share from operations, excluding after-tax losses from the writedown in value of certain notes receivable of $21.8 million in 2002, were $.39 compared to $.61 in the third quarter a year ago.

Third Quarter Highlights

  Customer units increased to 3,943,000, a 17% increase over the same period last year.

  Net customer unit activations from distribution channels in U.S. Cellular’s existing markets, excluding Chicago, totaled 91,000, compared to 85,000 activations generated during the same quarter of 2001. During the quarter, USM added 320,000 customers, which are not included in the 91,000 net additions noted above, from the acquisition of the Chicago Major Trading Area (“MTA”) personal communication service (“PCS”) license. Subsequent to the acquisition, the Chicago MTA lost 15,000 net customers during the quarter.

  Monthly retail revenue per customer increased 8% year-over-year, to $38.95 in the third quarter of 2002 compared to $36.06 in the same period a year ago.

  U.S. Cellular incurred a $15 million charge ($8.4 million net of tax) related to the reduction in net book value of certain older fixed assets. This charge is reflected as depreciation expense.

  U.S. Cellular recognized a $34.2 million loss ($21.8 million net of tax) on the writedown of certain notes receivable.

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John E. Rooney, President and Chief Executive Officer, commented: “Our core business performed very well in the quarter, especially given the current economic climate. Net customer additions totaled 91,000 in our cellular markets, more than double that of the preceding quarter. We believe our long-standing commitment to exceptional customer service, competitive calling plans at all usage levels, a robust network and broad-based distribution were the principal factors contributing to this strong performance. Consumers are looking for good value and good service, and that is what U.S. Cellular stands for. We were particularly pleased that retail revenue per customer increased year-over-year for the third consecutive quarter, leading to an increase in overall revenue per customer (“ARPU”).

“Besides delivering solid operating results for the quarter, we made good progress on two other important fronts. Our conversion to CDMA 1XRTT technology is progressing ahead of schedule in our Midwest markets, our largest service area. This conversion is vital as it allows us to offer enhanced digital service, improved voice capacity and improved coverage to our customer base. At the same time, we are making significant progress towards integrating our new Chicago property with our existing operations. We believe the addition of Chicago substantially improves our competitive position in the Midwest and provides us with a terrific growth opportunity. We will be making further announcements regarding the launch of the Chicago market later this quarter.”

On August 7, 2002, U.S. Cellular completed the acquisition of the Chicago MTA license from PrimeCo Wireless Communications LLC. This includes a 20 megahertz license covering a population of 13.2 million in four states. For the portion of the third quarter subsequent to the acquisition, the Chicago property contributed $26.4 million of service revenue and $1.8 million of equipment sales revenue to U.S. Cellular’s operating results. Operating cash flow totaled $1.6 million and total customers were 305,000 with an ARPU of $46.83.

During the quarter, U.S. Cellular recorded a pre-tax writedown of $34.2 million ($21.8 million after-tax) of the value of notes receivable related to the sales in 2000 of certain minority interests. The value of these notes is based on the market value of the underlying interests sold. A recent valuation of those interests indicated a lower market value than the Company’s carrying value on its balance sheet, and a writedown was recorded in the third quarter to reflect the current market value.

U.S. Cellular adopted Statement of Financial Accounting Standards (“SFAS”) No. 142 effective January 1, 2002, and ceased the amortization of license costs and goodwill on that date. For the three months ended September 30, 2001, amortization of license costs and goodwill included in U.S. Cellular’s amortization of intangibles caption totaled $9.1 million. The aggregate net after-tax effect of ceasing amortization increased net income and earnings per basic share for the period by $6.8 million and $.08, respectively.

The amounts reported for “operating cash flow” do not represent cash flows from operations as defined by GAAP and amounts reported for “basic earnings per share from operations” do not represent earnings per share determined in accordance with GAAP. U.S. Cellular believes that these are useful measures of its performance but they should not be construed as alternatives to performance measures determined under GAAP.

Based in Chicago, U.S. Cellular manages and invests in wireless systems throughout the United States. As of September 30, 2002, U.S. Cellular included operational systems serving 149 cellular and PCS markets in its consolidated operations.

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All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the Company to integrate the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which the Company operates; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of investments; changes in the capital markets that could restrict the availability of financing; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, penetration rates, churn rates, roaming rates and the mix of products and services offered in the Company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by the Company with the Securities and Exchange Commission.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference on October 16, 2002 at 10:00 am Chicago time. Interested parties may listen to the call live over the Internet by accessing the conference call section of www.teldta.com or connect by telephone at 888/245-6674 chair name: Mark Steinkrauss. The conference call will also be archived on the conference call section of the TDS website at www.teldta.com.

USM's Internet Home Page: www.uscellular.com

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                                    UNITED STATES CELLULAR CORPORATION
                                          SUMMARY OPERATING DATA

Quarter Ended                                      9/30/02     6/30/02     3/31/02    12/31/01     9/30/01

Total incremental population equivalents
    (owned and acquirable, 000s) (1)                41,742      41,742      31,049      31,049      30,677

Consolidated Markets:

 Total population (000s) (2)                        36,568      27,548      27,548      25,670      25,670
 Customer units                                  3,943,000   3,547,000   3,504,000   3,461,000   3,379,000
 Net customer unit activations - total              76,000      43,000      31,000      82,000      85,000
 Net customer unit activations -  cellular
    markets only                                    91,000      43,000      31,000      82,000      85,000
 Market penetration - total (2)                      10.78%      12.88%      12.72%      13.48%      13.16%
 Market penetration - cellular markets only (2)      13.68%      13.34%      13.18%      13.48%      13.16%
 Markets in operation - total                          149         148         148         142         142
 Markets in operation - cellular markets only          143         143         143         142         142
 Cell sites in service                               3,750       3,145       3,049       2,925       2,804
 Average monthly revenue per unit               $    49.31  $    47.48  $    44.14  $    45.14  $    47.92
    Retail service revenue per unit             $    38.95  $    37.93  $    35.79  $    35.51  $    36.06
    Inbound roaming revenue per unit            $     6.52  $     5.90  $     5.20  $     6.18  $     7.78
    Long-distance/other revenue per unit        $     3.84  $     3.65  $     3.15  $     3.45  $     4.08
 Minutes of use (MOU) (3)                              327         280         237         237         230
 Postpay churn rate per month - total (4)              2.0%        1.7%        1.9%        1.8%        1.8%
 Postpay churn rate per month - cellular
     markets only (4)                                  1.9%        1.7%        1.9%        1.8%        1.8%
 Marketing cost per gross
    customer unit addition                      $      346  $      391  $      365  $      357  $      285
 Capital Expenditures ($000s)                   $  192,256  $  156,699  $  100,075  $  125,613  $  125,589

(1) Represents  pops in both cellular and PCS markets which are  incremental to, and do not overlap with, any other markets owned by USM.
(2) Market  penetration is calculated using 2001 Claritas  population  estimates for 9/30/02,  6/30/02 and 3/31/02 and 2000 Claritas population estimates for all other periods.
(3) Average monthly local minutes of use (without roaming).
(4) Excluding  13,000 lines  disconnected  due to the  bankruptcy of a customer, postpay churn rate for 3/31/02 would be 1.8%.
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                       UNITED STATES CELLULAR CORPORATION
                              FINANCIAL HIGHLIGHTS
                         Three Months Ended September 30
           (Unaudited, dollars in thousands, except per share amounts)

                                                                       Increase (Decrease)
                                                                       -------------------
                                                   2002        2001      Amount    Percent
                                                 ---------  ---------  ---------  --------
Operating Revenues
  Service Revenues                               $ 561,240  $ 479,318  $  81,922     17.1%
  Equipment Sales                                   36,331     21,706     14,625     67.4%
                                                 ---------  ---------  ---------
                                                   597,571    501,024     96,547     19.3%
                                                 ---------  ---------  ---------
Operating Expenses (excluding depreciation
 and amortization)
  System Operations                                136,367    119,160     17,207     14.4%
  Marketing and Selling                            100,877     74,363     26,514     35.7%
  Cost of Equipment Sold                            51,595     31,721     19,874     62.7%
  General and Administrative                       141,161    105,817     35,344     33.4%
                                                 ---------  ---------  ---------
                                                   430,000    331,061     98,939     29.9%
                                                 ---------  ---------  ---------
Operating Cash Flow (Operating Income Plus
 Depreciation and Amortization)                    167,571    169,963     (2,392)    (1.4%)
                                                 ---------  ---------  ---------
  Depreciation                                      93,355     61,520     31,835     51.7%
  Amortization of Intangibles (1)                    9,521     15,766     (6,245)   (39.6%)
                                                 ---------  ---------  ---------
                                                   102,876     77,286     25,590     33.1%
                                                 ---------  ---------  ---------
Operating Income                                    64,695     92,677    (27,982)   (30.2%)
                                                 ---------  ---------  ---------
  Investment Income, Net of License Cost
    Amortization (1)                                12,963     14,116     (1,153)    (8.2%)
  (Loss) on Cellular and Other Investments         (34,210)        --    (34,210)     N/M
  Interest (Expense)                               (13,306)    (8,668)     4,638     53.5%
  Other Income (Expense) (2)                           885        (11)       896      N/M
                                                 ---------  ---------  ---------
Income Before Income Taxes and Minority Interest    31,027     98,114    (67,087)   (68.4%)
Income Tax Expense                                  16,269     42,950    (26,681)   (62.1%)
                                                 ---------  ---------  ---------
Income (Loss) Before Minority Interest              14,758     55,164    (40,406)   (73.2%)
Minority Share of Income                            (2,594)    (2,037)      (557)   (27.3%)
                                                 ---------  ---------  ---------
Net Income (Loss)                                $  12,164  $  53,127  $ (40,963)   (77.1%)
                                                 =========  =========  =========
Weighted Average Common and
 Series A Common Shares (000s) (Basic)              86,095     86,394       (299)

Earnings Per Common and Series A
 Common Share ("EPS") (Basic)                    $    0.14  $    0.61  $   (0.47)   (77.0%)
                                                 =========  =========  =========

Basic EPS Before Loss on Investments             $    0.39  $    0.61  $   (0.22)   (36.1%)
Basic EPS from Loss on Investments               $   (0.25) $      --  $   (0.25)     N/M

Earnings Per Common and Series A
  Common Share ("EPS") (Diluted)                 $    0.14  $    0.60  $   (0.46)   (76.7%)
                                                 =========  =========  =========

Diluted EPS Before Loss on Investments           $    0.39  $    0.60  $   (0.21)   (35.0%)
Diluted EPS from Loss on Investments             $   (0.25) $      --  $   (0.25)     N/M

(1)  In accordance with SFAS No. 142,  effective  January 1, 2002, USM no longer amortizes  previously  recorded  goodwill and other intangible  assets with indefinite  lives.  These  assets  will be subject to  periodic  impairment tests.  In the third  quarter  of 2001,  Amortization  of  Intangibles  and goodwill  amortization related to investment interests totaled $9.1 million and $178,000, respectively.

(2)  In accordance with SFAS No. 145,  effective January 1, 2002, USM classifies gains and losses on the  extinguishment  of debt as Other Income.  In prior periods,  these gains and losses were  classified as  extraordinary  items.
     Amounts  in Other  Income for 2001  reflect  the  reclassification  of $1.8 million of  after-tax  losses on the  extinguishment  of debt to conform to current period presentation.

N/M -    Percent change not meaningful.
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                       UNITED STATES CELLULAR CORPORATION
                              FINANCIAL HIGHLIGHTS
                         Nine Months Ended September 30
           (Unaudited, dollars in thousands, except per share amounts)

                                                                                   Increase (Decrease)
                                                                                  ---------------------
                                                            2002         2001        Amount     Percent
                                                        -----------  -----------  -----------   -------
Operating Revenues
  Service Revenues                                      $ 1,523,506  $ 1,364,439  $   159,067     11.7%
  Equipment Sales                                            80,195       51,643       28,552     55.3%
                                                        -----------  -----------  -----------
                                                          1,603,701    1,416,082      187,619     13.2%
                                                        -----------  -----------  -----------
Operating Expenses (excluding depreciation
 and amortization)
  System Operations                                         362,426      320,596       41,830     13.0%
  Marketing and Selling                                     264,032      213,667       50,365     23.6%
  Cost of Equipment Sold                                    118,550       93,737       24,813     26.5%
  General and Administrative                                363,066      321,663       41,403     12.9%
                                                        -----------  -----------  -----------
                                                          1,108,074      949,663      158,411     16.7%
                                                        -----------  -----------  -----------
Operating Cash Flow (Operating Income Plus
 Depreciation and Amortization)                             495,627      466,419       29,208      6.3%
                                                        -----------  -----------  -----------
  Depreciation                                              228,289      174,437       53,852     30.9%
  Amortization of Intangibles (1)                            23,748       47,196      (23,448)   (49.7%)
                                                        -----------  -----------  -----------
                                                            252,037      221,633       30,404     13.7%
                                                        -----------  -----------  -----------
Operating Income                                            243,590      244,786       (1,196)    (0.5%)
                                                        -----------  -----------  -----------
  Investment Income, Net of License Cost
    Amortization (1)                                         30,711       30,757          (46)    (0.1%)
  (Loss) on Cellular and Other Investments                 (278,909)          --     (278,909)     N/M
  Interest (Expense)                                        (30,993)     (26,191)      (4,802)   (18.3%)
  Other Income (2)                                            4,924        6,094       (1,170)   (19.2%)
                                                        -----------  -----------  -----------
Income (Loss) Before Income Taxes and Minority Interest     (30,677)     255,446     (286,123)     N/M
Income Tax Expense (Benefit)                                 (3,879)     107,376     (111,255)     N/M
                                                        -----------  -----------  -----------
Income (Loss) Before Minority Interest                      (26,798)     148,070     (174,868)     N/M
Minority Share of Income                                     (6,248)      (7,186)         938     13.1%
                                                        -----------  -----------  -----------
Net Income (Loss)                                       $   (33,046) $   140,884  $  (173,930)     N/M
                                                        ===========  ===========  ===========
Weighted Average Common and Series A
  Common Shares (000s) (Basic)                               86,077       86,231         (154)    (0.2%)

Earnings Per Common and Series A
  Common Share ("EPS") (Basic)                          $     (0.38) $      1.63  $     (2.01)     N/M
                                                        ===========  ===========  ===========

Basic EPS Before Loss on Investments                    $      1.56  $      1.63  $     (0.07)    (4.3%)
Basic EPS from Loss on Investments                      $     (1.94) $        --  $     (1.94)     N/M

Earnings Per Common and Series A
  Common Share ("EPS") (Diluted)                        $     (0.38) $      1.61  $     (1.99)     N/M
                                                        ===========  ===========  ===========

Diluted EPS Before Loss on Investments                  $      1.55  $      1.61  $     (0.06)    (3.7%)
Diluted EPS from Loss on Investments                    $     (1.93) $        --  $     (1.93)     N/M

(1)  In accordance with SFAS No. 142,  effective  January 1, 2002, USM no longer amortizes  previously  recorded  goodwill and other intangible  assets with indefinite  lives.  These  assets  will be subject to  periodic  impairment tests.  In the first nine months of 2001,  Amortization  of Intangibles and goodwill amortization related to investment interests totaled $27.1 million and $532,000, respectively.

(2)  In accordance with SFAS No. 145,  effective January 1, 2002, USM classifies gains and losses on the  extinguishment  of debt as Other Income.  In prior periods,  these gains and losses were  classified as  extraordinary  items.
     Amounts  in Other  Income for 2001  reflect  the  reclassification  of $6.9 million of  after-tax  losses on the  extinguishment  of debt to conform to current period presentation.

N/M -    Percent change not meaningful.
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                       UNITED STATES CELLULAR CORPORATION
                      CONSOLIDATED BALANCE SHEET HIGHLIGHTS
                        (Unaudited, dollars in thousands)
                                     ASSETS

                                                September 30,     December 31,
                                                    2002             2001
                                               ---------------  --------------
Current Assets
     Cash and cash equivalents
        General funds                          $        27,401  $       28,941
        Affiliated cash equivalents                     11,195              --
                                               ---------------  --------------
                                                        38,596          28,941
     Accounts receivable                               288,018         247,375
     Inventory                                          41,419          55,996
     Deposit receivable from Federal Communications
        Commission                                       8,494          56,060
     Prepaid expenses and other current assets          20,902          15,583
                                               ---------------  --------------
                                                       397,429         403,955
                                               ---------------  --------------
Investments
     Licenses, net                                   1,040,840         858,791
     Goodwill, net                                     629,541         473,975
     Customer list, net                                 42,090              --
     Marketable equity securities                      131,767         272,390
     Investments in unconsolidated entities, net       162,211         159,454
     Notes and interest receivable--long-term           18,887          49,220
                                               ---------------  --------------
                                                     2,025,336       1,813,830
                                               ---------------  --------------
Property, Plant and Equipment
     In service and under construction               2,802,207       2,253,016
     Less accumulated depreciation                     976,028         833,675
                                               ---------------  --------------
                                                     1,826,179       1,419,341
                                               ---------------  --------------
Deferred Charges
     System development costs, net                     142,080         108,464
     Other, net                                         53,269          13,567
                                               ---------------  --------------
                                                       195,349         122,031
                                               ---------------  --------------
Total Assets                                   $     4,444,293  $    3,759,157
                                               ===============  ==============

* Certain  December  31, 2001  amounts  have been  changed to conform to current period presentation.
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                       UNITED STATES CELLULAR CORPORATION
                      CONSOLIDATED BALANCE SHEET HIGHLIGHTS
                        (Unaudited, dollars in thousands)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                September 30,     December 31,
                                                     2002            2001
                                               ---------------  --------------
Current Liabilities
     Accounts payable
        Affiliates                             $         2,634  $        4,018
        Other                                          208,495         192,742
     Customer deposits and deferred revenues            79,349          58,000
     Accrued interest                                    4,356           7,857
     Accrued taxes                                      30,374           8,362
     Accrued compensation                               24,444          22,185
     Revolving Credit Facility                         380,000         264,000
     Other current liabilities                          19,883          19,974
                                               ---------------  --------------
                                                       749,535         577,138
                                               ---------------  --------------

Long-term Debt
     6% zero coupon convertible debentures             146,434         140,156
     7.25% unsecured notes                             250,000         250,000
     Long-term debt-affiliates                         105,000              --
     9% notes                                          175,000              --
     Variable prepaid forward contract                 159,856              --
     Other                                              13,000          13,000
                                               ---------------  --------------
                                                       849,290         403,156
                                               ---------------  --------------

Deferred Liabilities and Credits                       405,170         396,762
                                               ---------------  --------------

Minority Interest                                       50,499          46,432
                                               ---------------  --------------

Common Shareholders' Equity
     Common Shares, par value $1 per share              55,046          55,046
     Series A Common Shares, par value $1 per share     33,006          33,006
     Additional paid-in capital                      1,307,842       1,307,584
     Treasury Shares                                  (118,476)       (122,010)
     Accumulated other comprehensive (loss) income       4,385         (78,997)
     Retained earnings                               1,107,996       1,141,040
                                               ---------------  --------------
                                                     2,389,799       2,335,669
                                               ---------------  --------------
Total Liabilities and Shareholders' Equity     $     4,444,293  $    3,759,157
                                               ===============  ==============
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